PARITZ & COMPANY, P.A.







                      DHB INDUSTRIES, INC. AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                      WITH
                           ACCOUNTANTS' REVIEW REPORT

                               SEPTEMBER 30, 2001




Board of Directors
DHB Industries, Inc. and Subsidiaries




We have reviewed to the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma balance sheet of DHB Industries, Inc. and Subsidiaries as of September 30, 2001. These historical financial statements are derived from the historical unaudited financial statements of DHB Industries, Inc. and Subsidiaries which were reviewed by us. Such pro forma adjustments are based on management's representations as discussed in Note 1. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants. All information contained in the accompanying financial statement is the representation of management of DHB Industries, Inc. and Subsidiaries.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is an expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have had been had the transactions occurred at an earlier date. However, the pro forma financial statement is not necessarily indicative of the related effects on the financial position that would have been attained had the above mentioned transactions occurred at an earlier date.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statement in order for it to be in conformity with generally accepted accounting principles.



January 24, 2002
Hackensack, New Jersey

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
============================================================================================================================
                                                             UNAUDITED              PRO FORMA               PRO FORMA
                                                        SEPTEMBER 30, 2001         ADJUSTMENTS          SEPTEMBER 30, 2001

                                     ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                 $   191,869            $  450,000              $   641,869

  Accounts receivable, less allowance                                                       -

   for doubtful accounts of $719,705                          9,926,917                     -                9,926,917

  Inventories                                                21,518,141                     -               21,518,141

  Prepaid expenses and other current assets                   1,583,345                                      2,033,345
                                                            -----------            ----------              -----------
     TOTAL CURRENT ASSETS                                    33,220,272               450,000               33,670,272
                                                            -----------            ----------              -----------

PROPERTY AND EQUIPMENT, NET                                   1,902,395               450,000                1,902,395
                                                            -----------            ----------              -----------

OTHER ASSETS:

  Investments in non-marketable securities                      941,750                     -                  941,750

  Deferred tax assets                                           409,300                     -                  409,300

  Deposits and other assets                                     297,809                     -                  297,809
                                                            -----------            ----------              -----------
     TOTAL OTHER ASSETS                                       1,648,859                     -                1,648,859
                                                            -----------            ----------              -----------
TOTAL ASSETS                                                $36,771,526            $  450,000              $37,221,526
                                                            ===========            ==========              ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                          $13,684,746            $        -              $13,684,746

  Accrued expenses and other current liabilities              2,310,528                     -                2,310,528

  Current maturities of long-term debt                          881,260                     -                  881,260
                                                            -----------            ----------              -----------
     TOTAL CURRENT LIABILITIES                                16,876,534                     -               16,876,534
                                                            -----------            ----------              -----------

LONG-TERM LIABILITIES:

  Revolving credit agreement-financial institution            8,206,363                     -                8,206,363

  Long-term debt, net of current maturities                   1,051,196                     -                1,051,196

  Note payable - stockholder                                 10,000,000           (3,000,000)                7,000,000
                                                            -----------            ----------              -----------
     TOTAL LONG-TERM DEBT                                    19,257,559           (3,000,000)               16,257,559
                                                            -----------            ----------              -----------
TOTAL LIABILITIES                                            36,134,093           (3,000,000)               33,134,093
                                                            -----------            ----------              -----------

STOCKHOLDERS' EQUITY:

  Convertible Preferred Stock, $6.00 par value

     5,000,000 shares authorized

     500,000 shares issued and outstanding                                          3,000,000                3,000,000

  Common stock, $.001 par value,

     100,000,000 shares authorized.

     31,396,947 shares issued and outstanding                    31,397                   150                   31,547

  Additional paid-in capital                                 23,769,036               449,850               24,218,886

  Accumulated deficit                                      (23,097,295)                     -             (23,097,295)

  Other comprehensive income                                   (65,705)                     -                 (65,705)
                                                            -----------            ----------              -----------
     TOTAL STOCKHOLDERS' EQUITY                                 637,433             3,450,000                4,087,433
                                                            -----------            ----------              -----------
TOTAL LIABILITIES  AND STOCKHOLDERS' EQUITY                 $36,771,526            $  450,000              $37,221,526
                                                            ===========            ==========              ===========

                         See accountants' review report

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED BALANCE SHEETS

                               SEPTEMBER 30, 2001
                                   (Unaudited)
================================================================================



1.        CONSOLIDATED FINANCIAL STATEMENTS

                The consolidated balance sheet has been derived from the unaudited consolidated balance sheet contained in the Company's Form 10-Q and is presented for comparative purposes. All amounts are subject to year-end adjustments and audit, but the Company believes all adjustments, consisting only of normal and recurring adjustments necessary to present fairly the financial condition for the interim period, have been made.

                Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with published rules and regulations of the Securities and Exchange Commission. This consolidated financial statement should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Form 10-K for the most recent fiscal year.


2.        PRO FORMA ADJUSTMENTS

                The accompanying pro forma financial statement gives effect to the following transactions as if they had occurred as of September 30, 2001.


          (1)       Convertible Preferred Stock

                    On December 14, 2001, the Company authorized the issuance of 500,000 shares of Convertible Preferred Stock to the Chairman of the Board and principal shareholder of the
                    Company, at a price of $6 per share. Payment for these shares was received on January 14, 2002, by the reclassification of part of the stockholder's loan payable account. Annual cumulative dividends at a rate of 12% per annum, accruing from the date of issuance, are payable in cash. The Convertible Preferred Stock is redeemable by the Company on December 15, 2002 or any December 15th
                    thereafter, unless such redemption shall result in the shareholders' equity of the Company falling below $5,000,000.


          (2)       Warrants

                    On December 11, 2001, an unrelated party exercised 150,000 warrants at $3 per share for the common stock of the Company.